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                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


        Date of Earliest Event Reported: December 12, 1997


                  MASSACHUSETTS ELECTRIC COMPANY

        (exact name of registrant as specified in charter)


Massachusetts            0-5464              04-1988940
(state or other          (Commission         (I.R.S. Employer
jurisdiction of          File No.)           Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

             (Address of principal executive offices)

                          (508) 389-2000

       (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

     New England Electric System's offer to purchase any and all shares of preferred stock of its subsidiary Massachusetts
Electric Company (the Company) expired on Friday, December 12,
1997.   The settlement date is expected to be Friday, December
19, 1997.

     The following table outlines the preliminary results of the offer to purchase and the purchase price to be received by tendering shareowners on the anticipated settlement date.

                                   Approximate
                                   Number of
                                    Shares        Price per
Massachusetts Electric Company     Tendered      Share*
------------------------------     ----------- ----------

$100 par value
     Dividend Series Preferred Stock
     4.44% Series                              47,034                 $  87.92
     4.76% Series                              47,470                 $  94.26
     6.99% Series                             146,000                 $ 120.73
$25 par value
  Preferred Stock - Cumulative
     6.84% Series                             407,439                 $  27.00
*plus accrued dividends

  The total number of the Company's preferred shares tendered represents 68.2% of the total outstanding shares of the Company's preferred stock.

     The actual number of shares tendered for purchase will depend on the final report of the depositary and subsequent confirmation of proper delivery.

     In addition, a special meeting of preferred shareholders of the Company was held on Friday, December 12, 1997 at which amendments to the Company's By-Laws and Articles of Incorporation (together, the Provisions) were passed by more than the necessary two-thirds majority of the Company's preferred shareholders, which removed from the Provisions a limitation on the Company's ability to issue unsecured debt without the prior approval of the preferred shareholders.
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                            SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form
8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                             MASSACHUSETTS ELECTRIC COMPANY


                                    s/Michael E. Jesanis
                                             By _________________________
                                    Michael E. Jesanis
                                    Treasurer


Date: December 18, 1997